Exhibit 99.1

Acrivon Therapeutics Announces Positive ACR-368 Phase 2b Endometrial Cancer Clinical Data with EU Expansion to Accelerate Enrollment, Initial ACR-2316 Clinical Data, and ACR-6840, its Next AP3-Enabled Development Candidate, Targeting CDK11

Electronic data capture (EDC) extract from the ongoing ACR-368 registrational-intent Phase 2b monotherapy trial in OncoSignature-positive (BM+) subjects with endometrial cancer (EC) showed 39% overall response rate (ORR) and 44% in subjects with ≤2 prior lines of therapy*

Analysis of data from all-comer subjects with serous subtype and ≤2 prior lines of therapy, a high unmet need population, showed a confirmed ORR (cORR) of 52%, and within BM+ subjects cORR was 67%, consistent with higher BM levels across serous subjects

Arm 3 is enrolling up to 90 subjects with serous subtype and ≤2 prior lines of therapy, without requirement for a tumor biopsy, for treatment with ACR-368 plus ultra-low dose gemcitabine (ULDG) as a tumor sensitizer and enrollment completion expected in fourth quarter 2026

Based on preclinical AP3 data showing strong synergy between ACR-368 and anti-PD-L1, company has submitted a Phase 3 confirmatory protocol to the FDA for ACR-368 plus anti-PD-1 therapy in frontline EC subjects; global trial readiness expected mid-2026

Initial data from Phase 1 dose escalation (N=33) for ACR-2316, a potential first-in-class WEE1/PKMYT1 inhibitor, showed favorable tolerability; two weekly oral dosing regimens (160 mg QD, 3d on/4d off and 240 mg QD, 2d on/5d off) established with a bi-weekly regimen initiated

Tumor shrinkage was observed at ≥120 mg dose level in 9/20 subjects, including a confirmed PR in EC, and unconfirmed PRs in SCLC and sqNSCLC, two tumor types predicted sensitive by AP3, not previously shown sensitive to WEE1 inhibitors in development

ACR-6840, a potential first-in-class AP3-derived oral CDK11 inhibitor, nominated as next preclinical development candidate, with IND submission planned for fourth quarter 2026

Company to hold video conference call and webcast today at 8:30 a.m. ET

WATERTOWN, Massachusetts, January 8, 2026 – Acrivon Therapeutics, Inc. (“Acrivon” or “Acrivon Therapeutics”) (Nasdaq: ACRV), a clinical stage biotechnology company discovering and developing precision medicines utilizing its proprietary Generative Phosphoproteomics AP3 (Acrivon Predictive Precision Proteomics) platform designed to interpret and quantify global compound-specific, drug-regulated effects in the intact cell which is deployed for rational drug design and predictive clinical development, today announced significant progress across its pipeline, including updates regarding the Phase 2 ACR-368 program, initial clinical data from the ACR-2316 Phase 1 study, and the nomination of Acrivon’s next AP3-enabled preclinical development candidate, ACR-6840, a potential first-in-class, oral CDK11 inhibitor.

“We are pleased with tangible progress accelerating across multiple high-value opportunities,” said Peter Blume-Jensen, M.D., Ph.D., chief executive officer, president, and co-founder of Acrivon. “We are particularly excited by the observation from our ongoing ACR-368 Phase 2 trial that subjects with serous endometrial cancer with up to two prior lines of therapy are showing over 50% confirmed response rate. This provides an attractive opportunity for rapid Arm 3 enrollment without the need for a pretreatment biopsy, both in the US and more than 20 newly selected sites in major EU countries, with anticipated enrollment completion in 2026. Given the high response rate we have observed, and that we intend to give all patients ULDG as a sensitizer for ACR-368, we believe the data from our ongoing study provide for a highly compelling clinical profile in this high unmet need patient population.”

“About a third of all second- and third-line endometrial cancer cases are of serous subtype and represent a challenging patient population,” said Mansoor Raza Mirza, M.D., chief medical officer of Acrivon. “Moreover, incorporating feedback from a Type B meeting in June 2025, we have recently submitted our Phase 3 confirmatory study protocol to the FDA for ACR-368 in combination with anti-PD-1 therapy in frontline endometrial cancer patients, building on the strong synergy observed preclinically between these two agents.”

“We are also very encouraged by the initial clinical data for ACR-2316, including the favorable tolerability profile and observed tumor shrinkage across multiple AP3-prioritized tumor types, including partial responses in heavily pretreated subjects with endometrial cancer, SCLC and squamous NSCLC,” continued Dr. Blume-Jensen. “Finally, we continue to demonstrate the value of our AP3 platform with the nomination from our cell cycle program of ACR-6840, a potential first-in-class CDK11 inhibitor development candidate, with IND submission expected in the fourth quarter of 2026. We believe these achievements represent transformative progress toward delivering meaningful new precision medicine treatment options for cancer patients with high unmet need.”

Additional Details

ACR-368: Potential First-in-Class CHK1 / CHK2 Inhibitor

•
In Arm 1 of the ACR-368 Phase 2b registrational-intent trial (monotherapy BM+ subjects), an updated interim analysis (EDC data extract as of December 4, 2025) showed a ORR of 39%*. In subjects with ≤2 prior lines of therapy (LoT), the ORR was 44%. Based on data that showed higher response rates in subjects with serous EC (also called uterine serous carcinoma) across Arm 1 and Arm 2 (ACR-368 with ULDG in BM- subjects), Arm 3 will now focus exclusively on subjects with serous cancer and ≤2 prior LoT.
o
Updated interim analysis of data showed a cORR of 67% in BM+ subjects (N=12) with serous EC
o
Interim analysis across both BM+ and BM- subjects showed a cORR of 52% (N=23) in serous subjects versus 22% (N=37) in non-serous EC subjects; all subjects in this analysis received up to two prior LoT, including chemotherapy and anti-PD-1
o
Consistent with the higher cORR observed across all subjects with serous EC, BM levels were overall higher in this tumor type

o
These results are consistent with serous tumors often being G1-S-deficient, leading to DNA damage repair stress and dependency on the G2-M checkpoint controlled by CHK1/CHK2
•
EU Clinical Trial Application for Arm 3 of the ongoing US multicenter, registrational-intent Phase 2b trial in serous subjects with ≤2 prior LoT and without requirement for a tumor biopsy has been submitted, with the selection of more than 20 sites across four major EU countries (Germany, Italy, France, and Spain). Initial patient enrollment in the EU is expected in the first quarter of 2026, with enrollment at previously activated US clinical sites continuing.
o
Arm 3 evaluates ACR-368 combined with ULDG as a sensitizer in BM-unselected subjects with serous EC who have received up to two prior LoT without requirement for a tumor biopsy.
o
The company expects to complete enrollment in Arm 3 in the fourth quarter of 2026 (design of up to N=90 subjects, with potential for validation of clinical significance in as few as 40 subjects, including possibility of earlier interim analysis)
•
On November 12, 2025, after incorporating feedback from a Type B meeting held earlier in 2025 with the FDA and based on strong rationale and preclinical studies demonstrating synergy between ACR-368 and anti-PD-L1, the company submitted the proposed protocol design for the planned Phase 3 confirmatory study evaluating ACR-368 in combination with an anti-PD-1 agent in frontline advanced/recurrent pMMR EC subjects. No further feedback has been received from FDA on the protocol design.

ACR-2316: Potential First-in-Class WEE1 / PKMYT1 Inhibitor

•
A total of 33 patients were dosed across two weekly oral dosing schedules in the ongoing Phase 1 monotherapy dose-escalation study (EDC data extract as of December 22, 2025)
•
Initial clinical data from the study has successfully established two weekly oral dosing regimens of 160 mg QD on a 3d on / 4d off and 240 mg QD 2d on / 5d off weekly administration schedules, with a favorable tolerability profile with transient, mechanism-based hematological adverse events, predominantly neutropenia
•
A cohort aiming to establish a bi-weekly 2d on / 12d off dosing regimen has been initiated, based on projected enhanced single agent activity and to provide for further dosing flexibility in potential future combination studies
•
Clinical activity observed at dose level 120 mg and above, with tumor shrinkage in 9 out of 20 evaluable patients, including a confirmed PR in a subject with EC and unconfirmed partial responses in subjects with SCLC and sqNSCLC, two tumor types which have not shown sensitivity to other clinical WEE1 or PKMYT1 inhibitors currently in development:
o
A subject with high grade Mullerian EC (BRCA1/2 wt) enrolled at the 120 mg dose level, who had previously received prior platinum-based chemo and tamoxifen and second-line pembrolizumab-lenvatinib, had confirmed PR and was on therapy for 42 weeks
o
A subject with SCLC (MSS) enrolled at the established 160 mg dose level, who had previously received cisplatin/durvalumab, second-line tarlatamab and radiation therapy, achieved an unconfirmed PR (50% tumor shrinkage) at first scan (with subsequent scan showing further shrinkage (69%) of target lesion, but progression of liver metastases in non-target lesions after the date of EDC extract)

o
A subject with squamous NSCLC (BRCA1 mutated) enrolled at the 240 mg dose level, but reduced to 200 mg in the first cycle, had previously received platinum-based chemo with durvalumab followed by three other immune therapies. This subject achieved an unconfirmed PR (which was confirmed in a subsequent scan after the date of EDC extract).
•
The trial continues to focus on selected, AP3-prioritized solid tumor types

ACR-6840: Potential First-in-Class CDK11 Inhibitor

•
ACR-6840, a potential first-in-class CDK11 inhibitor, nominated as the next development candidate from company’s AP3-driven cell cycle program, with several promising back-up series also identified
•
CDK11 is a challenging but compelling target with multiple isoforms and broad cell cycle regulatory roles, including transcription regulation, pre-mRNA splicing, and mitosis. ACR-6840 was rationally designed using the AP3 platform to achieve optimal on-target pathway effects.
•
IND submission anticipated in the fourth quarter of 2026

Anticipated Upcoming Milestones

•
Initiate enrollment for the ongoing Arm 3 of the ACR-368 Phase 2 trial in EU in Q1 2026
•
Provide additional update on Arm 1 and initial clinical data from Arm 3 of the ACR-368 Phase 2 trial in mid-2026
•
Achieve readiness for Phase 3 confirmatory trial for ACR-368 in combination with PD-1 therapy in mid-2026
•
Complete enrollment (planned N = 90 subjects) in the biopsy-independent Phase 2 Arm 3 trial for ACR-368 combined with ULDG as a sensitizer in Q4 2026
•
Report additional ACR-2316 Phase 1 clinical data in weekly and bi-weekly dosing regimens and transition into dose expansion in select tumor types in 1H 2026
•
Submit IND to FDA for ACR-6840 in Q4 2026
•
Initiate additional internal programs utilizing AP3 platform in 2H 2026

As of December 31, 2025, the company had preliminary, unaudited cash, cash equivalents and investments of approximately $119 million, which is expected to fund operating expenses and capital expenditure requirements into the second quarter of 2027.

The cash, cash equivalents and investment amount is preliminary and are subject to completion of financial closing procedures. As a result, these amounts may differ materially from the amounts that will be reflected in the company’s consolidated financial statements for the quarter and year ended December 31, 2025.

The company will host an investor conference call and webcast today at 8:30 a.m. ET. The event can be accessed through a link on the Events & Presentations page within the investor section of the company’s website at https://ir.acrivon.com/news-events/events-presentations.

About Acrivon Therapeutics
Acrivon is a clinical stage biopharmaceutical company discovering and developing precision medicines utilizing its proprietary Generative Phosphoproteomics AP3 platform. The platform allows the company to interpret and quantify compound specific, drug-regulated pathway activity levels inside the intact cell in an unbiased manner, yielding terabytes of proprietary data and delivering rapid, actionable insights. The Generative Phosphoproteomics AP3 platform is comprised of a growing suite of powerful, internally-developed tools, including the AP3 Data Portal, converting multimodal data into structured data for generative AI analyses, the AP3 Kinase Substrate Relationship Predictor and the AP3 Interactome. These distinctive capabilities enable the company to go beyond the limitations of traditional drug discovery, as well as current AI-based target-centric drug discovery, and rapidly design highly differentiated compounds with desirable pathway effects through intracellular protein network analyses and advance these agents into the clinic for streamlined development.

Acrivon is currently advancing its lead program, ACR-368 (also known as prexasertib), a selective small molecule inhibitor targeting CHK1 and CHK2 in a potentially registrational Phase 2 trial for endometrial cancer. The company has received Fast Track designation from the Food and Drug Administration, or FDA, for the investigation of ACR-368 as a monotherapy based on OncoSignature-predicted sensitivity in patients with endometrial cancer. The FDA has granted a Breakthrough Device designation for the ACR-368 OncoSignature assay for the identification of patients with endometrial cancer who may benefit from ACR-368 treatment.

In addition to ACR-368, Acrivon is also leveraging its proprietary Generative Phosphoproteomics AP3 platform for developing its co-crystallography-driven, internally discovered pipeline programs. These include ACR-2316, the company’s second clinical stage asset, a novel, potent, selective WEE1/PKMYT1 inhibitor designed for superior single-agent activity through strong activation of not only CDK1 and CDK2, but also of PLK1 to drive pro-apoptotic cell death, as observed in preclinical studies against benchmark inhibitors. The Phase 1 trial of ACR-2316 is advancing, with weekly dosing regimens established. Initial data has shown a favorable tolerability profile limited to transient, mechanism-based hematological adverse events, predominantly neutropenia and initial clinical activity across AP3-selected solid tumor types, including PRs in endometrial cancer, as well as SCLC and sqNSCLC, two tumor types which have not shown sensitivity to other clinical WEE1 or PKMYT1 inhibitors currently in development. In addition, the company is advancing ACR-6840, an internally discovered development candidate targeting CDK11.

Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our preclinical and clinical results, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Acrivon’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in our reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Acrivon undertakes no duty to update such information except as required under applicable law.

Investor and Media Contacts:
Adam D. Levy, Ph.D., M.B.A.
alevy@acrivon.com

Alexandra Santos
asantos@wheelhouselsa.com

*All response rates by RECIST v1.1 and best of BICR/ investigator assessment